EXHIBIT 99.1

65 West Watkins Mill Road Gaithersburg, MD 20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com

FOR IMMEDIATE RELEASE:

Contact:
GenVec, Inc.
Douglas J. Swirsky
(240) 632-5510
dswirsky@genvec.com

GENVEC RECEIVES SECOND-YEAR FUNDING FROM SAIC FOR
HIV AND INFLUENZA VACCINE DEVELOPMENT

GAITHERSBURG, MD – October 6, 2010 – GenVec, Inc. (Nasdaq: GNVC) announced today that SAIC-Frederick, Inc. has executed its first option period (year two) under a previously announced four year-contract with GenVec for the development of influenza and HIV vaccines in support of the Vaccine Research Center (VRC) of the National Institute of Allergy and Infectious Diseases (NIAID), part of the National Institutes of Health (NIH).  GenVec will receive up to approximately $3.5 million for the second year of activities under the SAIC contract. This funding increases the total value of the contract, originally valued at $22 million, to up to approximately $24 million. These funds will continue to support the development of new HIV and influenza vaccine candidates based on GenVec’s proprietary adenovirus vector and production cell line technologies. Under the contract, the vaccines would be comprised of genetic material supplied by the VRC and adenoviral vectors supplied by GenVec.

“An important focus of this collaboration is on the development of vaccines based on novel vectors that have the potential to elicit the appropriate immune response,” stated Dr. Paul Fischer, GenVec’s President and CEO.

GenVec and the NIAID Vaccine Research Center have partnered on HIV and influenza vaccine development for several years under Collaborative Research and Development Agreements utilizing GenVec’s technologies.  Under a separate contract, GenVec has produced adenovector-based HIV vaccines that have been tested in approximately 1,400 subjects in sixteen NIAID-sponsored Phase I and Phase II clinical trials.

About GenVec

GenVec, Inc. is a biopharmaceutical company developing novel therapeutic drugs and vaccines. GenVec uses proprietary drug discovery and development technologies to support a portfolio of product programs that address the prevention and treatment of a number of major diseases.  In collaboration with Novartis, GenVec is developing novel treatments for hearing loss and balance disorders. GenVec also develops and is evaluating the potential of TNFerade for the treatment of certain cancers and is developing vaccines for infectious diseases including influenza, HIV, malaria, foot-and-mouth disease, respiratory syncytial virus (RSV), and HSV-2. Additional information about GenVec is available at www.genvec.com and in the Company’s various filings with the Securities and Exchange Commission.

Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future milestone payments, royalties, the development of products and the success of the collaboration with Novartis, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by GenVec to secure and maintain relationships with collaborators; risks relating to the early stage of GenVec’s product candidates under development; uncertainties relating to clinical trials; risks relating to the commercialization, if any, of GenVec’s proposed product candidates; dependence on the efforts of third parties; dependence on intellectual property; and risks that we may lack the financial resources and access to capital to fund our operations.  Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov.  These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.

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